Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Reports Financial Results for the Quarter Ended September 28, 2025
FREMONT, Calif., October 22, 2025 - Lam Research Corporation (the "Company," "Lam," "Lam Research") today announced financial results for the quarter ended September 28, 2025 (the “September 2025 quarter”).
Highlights for the September 2025 quarter were as follows:
•Revenue of $5.32 billion.
•U.S. GAAP gross margin of 50.4%, U.S. GAAP operating income as a percentage of revenue of 34.4%, and U.S. GAAP diluted EPS of $1.24.
•Non-GAAP gross margin of 50.6%, non-GAAP operating income as a percentage of revenue of 35.0%, and non-GAAP diluted EPS of $1.26.
Key Financial Data for the Quarters Ended
September 28, 2025 and June 29, 2025
(in thousands, except per-share data, percentages, and basis points)

U.S. GAAP
	September 2025	June 2025	Change Q/Q
Revenue	$5,324,173	$5,171,393	+ 3%
Gross margin as percentage of revenue	50.4%	50.1%	+ 30 bps
Operating income as percentage of revenue	34.4%	33.7%	+ 70 bps
Diluted EPS	$1.24	$1.35	- 8%

Non-GAAP
	September 2025	June 2025	Change Q/Q
Revenue	$5,324,173	$5,171,393	+ 3%
Gross margin as percentage of revenue	50.6%	50.3%	+ 30 bps
Operating income as percentage of revenue	35.0%	34.4%	+ 60 bps
Diluted EPS	$1.26	$1.33	- 5%

U.S. GAAP Financial Results
For the September 2025 quarter, revenue was $5,324 million, gross margin was $2,685 million, or 50.4% of revenue, operating expenses were $856 million, operating income was 34.4% of revenue, and net income was $1,569 million, or $1.24 per diluted share on a U.S. GAAP basis. This compares to revenue of $5,171 million, gross margin of $2,590 million, or 50.1% of revenue, operating expenses of $849 million, operating income of 33.7% of revenue, and net income of $1,720 million, or $1.35 per diluted share, for the quarter ended June 29, 2025 (the “June 2025 quarter”).
Non-GAAP Financial Results
For the September 2025 quarter, non-GAAP gross margin was $2,694 million, or 50.6% of revenue, non-GAAP operating expenses were $832 million, non-GAAP operating income was 35.0% of revenue, and non-GAAP net income was $1,605 million, or $1.26 per diluted share. This compares to non-GAAP gross margin of $2,601 million, or 50.3% of revenue, non-GAAP operating expenses of $822 million, non-GAAP operating income of 34.4% of revenue, and non-GAAP net income of $1,698 million, or $1.33 per diluted share, for the June 2025 quarter.

“Lam's innovations are helping our customers address major AI-driven semiconductor manufacturing inflections,” said Tim Archer, Lam Research's President and Chief Executive Officer. “We are executing well in an environment of tremendous opportunity, and with our expanding portfolio of products and solutions across critical device segments, we are strongly positioned for continued growth.”

Balance Sheet and Cash Flow Results
Cash, cash equivalents, and restricted cash balances increased to $6.7 billion at the end of the September 2025 quarter compared to $6.4 billion at the end of the June 2025 quarter. The increase was primarily the result of cash generated from operating activities, partially offset by cash deployed for capital return activities,and capital expenditures during the quarter.
Deferred revenue at the end of the September 2025 quarter increased to $2.77 billion compared to $2.68 billion as of the end of the June 2025 quarter. Lam's deferred revenue balance does not include shipments to customers in Japan, to whom control does not transfer until customer acceptance. Shipments to customers in Japan are classified as inventory at cost until the time of acceptance. The estimated future revenue from shipments to customers in Japan was approximately $131 million as of September 28, 2025 and $342 million as of June 29, 2025.
Revenue
The geographic distribution of revenue during the September 2025 quarter is shown in the following table:

Region	Revenue
China	43%
Taiwan	19%
Korea	15%
Japan	10%
United States	6%
Southeast Asia	5%
Europe	2%
The following table presents revenue disaggregated between systems and customer support-related revenue:

	Three Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024
	(In thousands)
Systems revenue	$3,547,565	$3,437,625	$2,392,730
Customer support-related revenue and other	1,776,608	1,733,768	1,775,246
	$5,324,173	$5,171,393	$4,167,976

Systems revenue includes sales of new leading-edge equipment in deposition, etch, and other wafer fabrication markets.
Customer support-related revenue includes sales of customer service, spares, upgrades, and non-leading-edge equipment from our Reliant® product line.
Outlook
For the quarter ended December 28, 2025, Lam is providing the following guidance:

	U.S. GAAP			Reconciling Items		Non-GAAP

Revenue	$5.20 Billion	+/-	$300 Million	—		$5.20 Billion	+/-	$300 Million
Gross margin as a percentage of revenue	48.4%	+/-	1%	$2.7	Million	48.5%	+/-	1%
Operating income as a percentage of revenue	32.9%	+/-	1%	$3.0	Million	33.0%	+/-	1%
Net income per diluted share	$1.15	+/-	$0.10	$3.5	Million	$1.15	+/-	$0.10
Diluted share count	1.26 Billion			—		1.26 Billion
The information provided above is only an estimate of what the Company believes is realizable as of the date of this release and does not incorporate the potential impact of any business combinations, asset acquisitions, divestitures, restructuring, balance sheet valuation adjustments, financing arrangements, other investments, or other significant arrangements that may be completed or realized after the date of this release, except as described below. U.S. GAAP to non-GAAP reconciling items provided include only those items that are known and can be estimated as of the date of this release. Actual results will vary from this model and the variations may be material. Reconciling items included above are as follows:

•Gross margin as a percentage of revenue - amortization related to intangible assets acquired through business combinations, $2.7 million.

•Operating income as a percentage of revenue - amortization related to intangible assets acquired through business combinations, $3.0 million.

•Net income per diluted share - amortization related to intangible assets acquired though business combinations, $3.0 million; amortization of debt discounts, $0.7 million; and associated tax benefit for non-GAAP items ($0.2 million); totaling $3.5 million.
Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the September 2025 and June 2025 quarters exclude amortization related to intangible assets acquired through business combinations, the effects of elective deferred compensation-related assets and liabilities, amortization of note discounts, and the net income tax effect of non-GAAP items. In addition, the September 2025 quarter excludes the impairment of long-lived assets and income tax expense from a change in tax law and the June 2025 quarter excludes the income tax benefit on conclusion of certain tax matters related to a prior business combination.
Management uses non-GAAP gross margin, operating expense, operating income, operating income as a percentage of revenue, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s website at https://investor.lamresearch.com.
Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: our outlook and guidance for future financial results, including revenue, gross margin, operating income and net income; the benefits of our products; industry opportunities; our execution; our competitive positioning; and our prospects for growth. Some factors that may affect these forward-looking statements include: business, economic, political and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; the actions of our customers and competitors may be inconsistent with our expectations; trade regulations, export controls, tariffs, trade disputes, and other geopolitical tensions may inhibit our ability to sell our products; supply chain cost increases, tariffs, export controls and other inflationary pressures have impacted and may continue to impact our profitability; supply chain disruptions, export controls or manufacturing capacity constraints may limit our ability to manufacture and sell our products; and natural and human-caused disasters, disease outbreaks, war, terrorism, political or governmental unrest or instability, or other events beyond our control may impact our operations and revenue in affected areas; as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10-K for the fiscal year ended June 29, 2025. These uncertainties and changes could materially affect the forward-looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.
Lam Research Corporation is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam's equipment and services allow customers to build smaller and better performing devices. In fact, today, nearly every advanced chip is built with Lam technology. We combine superior systems engineering, technology leadership, and a strong values-based culture, with an unwavering commitment to our customers. Lam Research (Nasdaq: LRCX) is a FORTUNE 500® company headquartered in Fremont, Calif., with operations around the globe. Learn more at www.lamresearch.com. (LRCX)
Consolidated Financial Tables Follow.
 ###

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024
Revenue	$5,324,173	$5,171,393	$4,167,976
Cost of goods sold	2,639,294	2,581,684	2,165,293
Gross margin	2,684,879	2,589,709	2,002,683
Gross margin as a percent of revenue	50.4%	50.1%	48.0%
Research and development	576,446	580,178	495,358
Selling, general and administrative	279,345	268,403	243,128
Total operating expenses	855,791	848,581	738,486
Operating income	1,829,088	1,741,128	1,264,197
Operating income as a percent of revenue	34.4%	33.7%	30.3%
Other income (expense), net	30,074	37,853	30,081
Income before income taxes	1,859,162	1,778,981	1,294,278
Income tax expense	(290,502)	(58,893)	(177,834)
Net income	$1,568,660	$1,720,088	$1,116,444
Net income per share:
Basic	$1.24	$1.35	$0.86
Diluted	$1.24	$1.35	$0.86
Number of shares used in per share calculations:
Basic	1,264,446	1,274,279	1,299,236
Diluted	1,269,313	1,276,933	1,304,066
Cash dividend declared per common share	$0.26	$0.23	$0.23

 LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 28, 2025	June 29, 2025	September 29, 2024
	(unaudited)	(1)	(unaudited)
ASSETS
Cash and cash equivalents	$6,693,046	$6,390,659	$6,067,471
Accounts receivable, net	3,633,034	3,378,071	2,937,217
Inventories	4,095,054	4,307,991	4,209,878
Prepaid expenses and other current assets	385,580	440,274	277,802
Total current assets	14,806,714	14,516,995	13,492,368
Property and equipment, net	2,510,531	2,428,744	2,214,269
Goodwill and intangible assets	1,826,950	1,808,685	1,758,344
Other assets	2,756,016	2,590,836	2,067,508
Total assets	$21,900,211	$21,345,260	$19,532,489
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt and finance lease obligations	$754,363	$754,311	$504,682
Other current liabilities	5,953,547	5,814,114	4,837,986
Total current liabilities	6,707,910	6,568,425	5,342,668
Long-term debt and finance lease obligations	3,729,580	3,730,194	4,479,087
Income taxes payable	646,044	603,412	664,717
Other long-term liabilities	623,925	581,610	574,126
Total liabilities	11,707,459	11,483,641	11,060,598
Stockholders’ equity (2)	10,192,752	9,861,619	8,471,891
Total liabilities and stockholders’ equity	$21,900,211	$21,345,260	$19,532,489

(1)	Derived from audited financial statements.
(2)	Common shares issued and outstanding were 1,259,176 as of September 28, 2025, 1,268,740 as of June 29, 2025, and 1,291,958 as of September 29, 2024.

LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,568,660	$1,720,088	$1,116,444
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101,644	98,439	94,295
Deferred income taxes	(62,875)	(151,679)	(108,722)
Equity-based compensation expense	97,241	94,286	80,011
Other, net	(1,890)	14,240	(457)
Changes in operating assets and liabilities	76,184	778,814	386,900
Net cash provided by operating activities	1,778,964	2,554,188	1,568,471
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(185,121)	(172,191)	(110,588)
Other, net	(927)	42,940	37
Net cash used for investing activities	(186,048)	(129,251)	(110,551)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on debt, including finance lease obligations and payments for debt issuance costs	(1,417)	(1,485)	(934)
Treasury stock purchases, including excise tax payments	(975,791)	(1,292,277)	(997,035)
Dividends paid	(291,981)	(295,207)	(260,985)
Reissuance of treasury stock related to employee stock purchase plan	—	79,556	—
Proceeds from issuance of common stock, net issuance costs	—	696	(43)
Other, net	(12,449)	(820)	(324)
Net cash used for financing activities	(1,281,638)	(1,509,537)	(1,259,321)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(7,059)	29,284	22,682
Net change in cash, cash equivalents, and restricted cash	304,219	944,684	221,281
Cash, cash equivalents, and restricted cash at beginning of period (1)	6,407,656	5,462,972	5,850,803
Cash, cash equivalents, and restricted cash at end of period (1)	$6,711,875	$6,407,656	$6,072,084

(1)	Restricted cash is reported within Other assets in the Condensed Consolidated Balance Sheets

Non-GAAP Financial Summary
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended
	September 28, 2025	June 29, 2025
Revenue	$5,324,173	$5,171,393
Gross margin	$2,693,582	$2,600,952
Gross margin as percentage of revenue	50.6%	50.3%
Operating expenses	$831,916	$822,375
Operating income	$1,861,666	$1,778,577
Operating income as a percentage of revenue	35.0%	34.4%
Net income	$1,604,597	$1,697,716
Net income per diluted share	$1.26	$1.33
Shares used in per share calculation - diluted	1,269,313	1,276,933

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 28, 2025	June 29, 2025
U.S. GAAP net income	$1,568,660	$1,720,088
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations - cost of goods sold	2,687	2,687
Elective deferred compensation ("EDC") related liability valuation increase - cost of goods sold	6,016	8,556
EDC related liability valuation increase - research and development	10,828	15,401
Amortization related to intangible assets acquired through certain business combinations - selling, general and administrative	538	538
EDC related liability valuation increase - selling, general and administrative	7,219	10,267
Impairment of long-lived assets - selling, general and administrative	5,290	—
Amortization of note discounts - other income (expense), net	695	689
Gain on EDC related asset - other income (expense), net	(23,088)	(34,102)
Net income tax benefit on non-GAAP items	(1,698)	(1,668)
Income tax expense from a change in tax law	27,450	—
Income tax benefit on the conclusion of certain tax matters	—	(24,740)
Non-GAAP net income	$1,604,597	$1,697,716
Non-GAAP net income per diluted share	$1.26	$1.33
U.S. GAAP net income per diluted share	$1.24	$1.35
U.S. GAAP and non-GAAP number of shares used for per diluted share calculation	1,269,313	1,276,933

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	September 28, 2025	June 29, 2025
U.S. GAAP gross margin	$2,684,879	$2,589,709
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	2,687	2,687
EDC related liability valuation increase	6,016	8,556
Non-GAAP gross margin	$2,693,582	$2,600,952
U.S. GAAP gross margin as a percentage of revenue	50.4%	50.1%
Non-GAAP gross margin as a percentage of revenue	50.6%	50.3%
U.S. GAAP operating expenses	$855,791	$848,581
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	(538)	(538)
EDC related liability valuation increase	(18,047)	(25,668)
Impairment of long-lived assets	(5,290)	—
Non-GAAP operating expenses	$831,916	$822,375
U.S. GAAP operating income	$1,829,088	$1,741,128
Non-GAAP operating income	$1,861,666	$1,778,577
U.S. GAAP operating income as percent of revenue	34.4%	33.7%
Non-GAAP operating income as a percent of revenue	35.0%	34.4%

Lam Research Corporation Contacts:
Ram Ganesh, Investor Relations, phone: 510-572-1615, e-mail: investor.relations@lamresearch.com